Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260511) and Form S-8 (No. 333-172448, No. 333-222117,  No. 333-235865, and No. 333-268379) of Contango Ore, Inc., of our report dated June 30, 2023, relating to the financial statements of Peak Gold, LLC, appearing as an exhibit in this Annual Report on Form 10-K of Contango Ore, Inc. for the year ended June 30, 2023.

/s/Moss Adams LLP

Houston, Texas

September 13, 2023